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(Amendment No.   )

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Preliminary Information Statement

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Definitive Information Statement

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AMERICAN UNITY INVESTMENTS, INC.

(Name of Registrant as Specified In Its Charter)

AMERICAN UNITY INVESTMENTS, INC.

(Name of Person(s) Filing Proxy Statement)

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(4)Proposed maximum aggregate value of transaction:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERICAN UNITY INVESTMENTS, INC.

Room 1402, Zhuzong Bldg, 25 Mid East 3rd Ring Rd

Chaoyang District, Beijing, PRC 100020

INFORMATION STATEMENT

Mailing Date:  April 3, 2007

We are not asking you for a proxy and you are

requested not to send us a proxy

General

This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of American Unity Investments, Inc. (the "Company") on behalf of the Company in connection with the removal of ZhenKai (Henry) Jiang as Chairman and as a director of the Company. The removal of Mr. Jiang has already been approved by the consent of persons holding ___________ Shares, which is a majority of the 145,074,102 outstanding shares.  These persons include Sure Form Investments, which holds 35% of the outstanding shares, and under 8 additional persons who each hold less than 5% of the outstanding shares, but collectively hold more than 15%. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on March 23, 2007, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 607.0704 of the Florida Business Corporation Act.

The voting securities of the Company are the shares of its Common Stock, of which 145,074,102 shares were issued and outstanding as of March 23, 2007.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of the Company's Common Stock as of April 2, 2007 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder. The address of each, unless otherwise noted, is Room 1402, Zhuzong Bldg, 25 Mid East 3rd Ring Rd., Chaoyang District, Beijing, PRC 100020

Number

Percentage

of Shares

of Shares

Name

Office

Owned(1)

Owned

Zhenkai (Henry) Ziang(2)

Chairman

51,091,940

35.2%

Christian Lillieroos(3)

President/CEO/Director

3,200,000

2.2%

Dr. Guo Pingshan(4)

Director

2,000,000

  1.4%

Bing Lu(5)

Chief Financial Officer

201,000

.1%

Rodger Spainhower

Director

--

--

All officers and directors

  as a group  (5 persons)

56,492,490

37.5%

(1)   Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2) Sure Form Investments owns 51,091,940 shares of common stock, and to the knowledge of the Company may be controlled by Zhenkai Jiang. For purposes of this table, the Company assumes all of the shares of Sure Form Investments are deemed to be beneficially owned by Zhenkai Jiang.

(3) Includes 3,200,000 shares of company common stock, vesting 25% immediately and 25% on each anniversary of the agreement until September 1, 2009, when the shares are fully vested, which have not been issued but which are required under the terms of Mr. Lillieroos’ employment contract dated September 1, 2006.

(4) Includes 2,000,000 shares of company common stock, vesting 25% immediately and 25% on each anniversary of the agreement until September 1, 2009, when the shares are fully vested, which have not been issued but which are required under the terms of Dr. Guo’s employment contract dated September 1, 2006.

(5) Includes 201,000 shares of company common stock, vesting 25% immediately and 25% on each anniversary of the agreement until September 1, 2009, when the shares are fully vested, which have not been issued but which are required under the terms of Mr. Lu’s employment contract dated September 1, 2006.

As of March 23, 2007, there were 2,660 shareholders of record.

PROPOSAL NO. 1:

REMOVAL OF DIRECTOR

NAME CHANGE

The stockholders holding a majority of the common stock, acting by consent action, have removed Mr. Zhenkai (Henry) Jiang as Chairman and as member of the Board of Directors. The effective date of the removal will be 20 days after the mailing of this Information Statement. However, should Mr. Jiang resign as Chairman and director prior to that time, his resignation will be effective immediately.

The reason for the removal is Mr. Jiang’s lack of attendance at Board meetings. Mr. Jiang has not indicated verbally nor in writing his disagreement with any Company policy nor Company action, and has not furnished any letter to the Company regarding this matter. Mr. Jiang has not performed any action, nor conducted himself in any way, which is opposed by the Board of Directors or shareholders, except with respect to the matters set forth in the first sentence of this paragraph. Under the Florida Business Corporation Act, a director may be removed with or without cause. The removal of Mr. Jiang is not for cause.